Exhibit 10.1
Certain Information in this Exhibit marked by [***] has been redacted pursuant to Item 601(b)(10) of Regulation S-K because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
February 22, 2019

Confidential Information
Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409

Ocwen Mortgage Servicing, Inc.
(mailing address)
1108 King Street, Suite 3
Christiansted, VI 00820
(physical address)
Hamilton House, 56 King Street, 3rd Floor
Christiansted, St. Croix VI 00820

c/o Scott Anderson
Ocwen Financial Corporation
Executive Vice President and Chief Servicing Officer

Sent via email
RE: Binding Term Sheet
Dear Scott:
Thank you for taking the time to continue our discussions regarding amendments to the terms of certain agreements between Altisource and Ocwen. Our organizations have been discussing these amendments for several months now, and I am pleased that we were able to come to an agreement to resolve several of the open items, as set forth in this binding term sheet (the “Binding Term Sheet”).
While there are additional details to be worked out between the parties, we have agreed to sign this Binding Term Sheet to resolve the most significant of the outstanding issues, pursuant to the terms set forth herein. We further agreed that both parties will undertake diligent, good faith efforts to resolve the remaining issues and negotiate more detailed agreements that reflect the terms of this Binding Term Sheet and resolution of the remaining open issues in the form of a Fourth Amendment to the Services Agreement (such open issues as identified below in Section D include amendments to applicable performance standards), the “Detailed Agreement”) to be signed on or before March 14, 2019. Notwithstanding the immediately preceding sentence, however, the failure of the parties to sign the Detailed Agreement as contemplated by such sentence will have no effect on the validity, applicability or enforceability of this Binding Term Sheet. Should the business units and law departments of the respective parties fail to finalize the Detailed Agreement by March 1, 2019, the parties agree to the following escalation procedures:

•	On March 1, 2019, the remaining open issues will be escalated to Ocwen’s Chief Servicing Officer and Altisource’s Chief Executive Officer;

•
If Ocwen’s Chief Servicing Officer and Altisource’s Chief Executive Officer are unable to reach an agreement by March 14, 2019, the parties may submit to non-binding mediation to help resolve the remaining open issues.

•
If the parties are unable to reach agreement during non-binding mediation, the parties reserve any rights to pursue any remedies pursuant to the Applicable Services Agreements (as defined below), as amended hereby, and/or that certain Agreement among Ocwen Financial Corporation, Ocwen Mortgage Servicing, Inc. and Altisource Solutions S.à r.l. dated April 12, 2013.

By signing this Binding Term Sheet, Altisource and Ocwen agree that the terms herein will be immediately binding on them and will supersede and control over any conflicting or inconsistent terms and conditions in any other agreements between the parties other than any agreements signed substantially contemporaneously herewith (including the letter agreement regarding reservation of rights dated on or about the date hereof). Subject to the immediately preceding sentence, all terms and conditions in agreements between the parties as of the date of this Binding Term Sheet that are not otherwise in conflict or inconsistent with this Binding Term Sheet will remain in full force and effect.
This Binding Term Sheet will constitute joint Confidential Information of the parties and is subject to the confidentiality obligations in effect between the parties as set forth in the Services Agreements dated August 10, 2009 and October 1, 2012, as amended, that Altisource has with Ocwen Financial Corporation and Ocwen Mortgage Servicing, Inc. (the “Services Agreements”) and the Technology Products Services Agreements dated August 10, 2009 and October 1, 2012, as amended, that Altisource has with Ocwen Financial Corporation and Ocwen Mortgage Servicing, Inc. (collectively, the “TPSAs” and together with the Services Agreements, the “Applicable Services Agreements”). This Binding Term Sheet will be governed by the law and jurisdiction clauses in the Services Agreements, at Sections 9(d) and 9(m) respectively, and will extend through August 31, 2025, pursuant to the Services Agreements.
As used herein, the term “Ocwen” will collectively mean Ocwen Financial Corporation and Ocwen Mortgage Servicing, Inc., together with their affiliates. As used herein, the term “Altisource” shall mean Altisource S.à r.l., successor in interest to Altisource Solutions S.à r.l.
Section A. REALServicing Technology

1)
For the avoidance of doubt, the parties’ rights and obligations under Sections A and B and Exhibit 2 hereunder are governed by the TPSAs, to the extent not in conflict with the terms herein. Altisource will consent to Ocwen’s transition off of the REALServicing Technology on the terms and conditions set forth in this Binding Term Sheet. “REALServicing Technology” consists of the technology and applications described in Exhibit 1 hereto.

2)
Ocwen will pay all reasonable time (at US$[***]/hour) and materials costs, software and hardware licensing fees and other out-of-pocket costs (such hourly charges, costs and fees collectively referred to as “Costs”) incurred by Altisource in connection with or related to the REALServicing Technology transition and/or for any continued access to REALServicing Technology following the transition as specified in Section A.3 below. Altisource will use commercially reasonable efforts to minimize such Costs.

a)
Ocwen will pay Altisource for all Costs incurred through the REALServicing Initial Access Period (as defined below) and the REALDoc Initial Access Period (as described in Section B.1 and B.2 below); provided, however, Ocwen will not be required to pay Costs during such periods in excess of [***] (the “Cap”). Prior to the end of the REALServicing Initial Access Period, Ocwen will notify Altisource in writing if it believes there has been any material REALServicing Data not delivered by Altisource or any material error in the REALServicing Data delivered to Ocwen (“Incomplete REALServicing Data”). Altisource will remediate such Incomplete REALServicing Data (to the extent necessary), and, Ocwen will pay Altisource for all Costs associated with providing the Incomplete REALServicing Data subject to the Cap (irrespective of when these Costs are incurred by Altisource). Notwithstanding the immediately prior three sentences, the following will not be counted for purposes of determining payments subject to the Cap: (i) the per loan per month and other fees that are payable under the TPSAs and Servicing SOW (as defined in Exhibit 1 and which will not constitute Costs); and (ii) Costs incurred other than the costs for services for items 1-5 in the attached Exhibit 2 (“Out-of-Scope Costs”). Altisource will not be obligated to provide services as part of the transition off of REALServicing Technology other than all in-scope services identified in the attached Exhibit 2, and Ocwen will not be obligated to pay for Out-of-Scope Costs unless mutually agreed upon by the parties.

b)
Altisource will invoice the Costs on a monthly basis, and Ocwen will pay the Costs reflected on such invoice within thirty (30) days following receipt of such invoice. Upon request, Altisource will provide reasonable supporting documentation for the Costs set forth in an invoice.

c)
Ocwen will pay fifty percent (50%) of payments and costs for employees in accordance with the Request for Services (Resource Retention) document (including such payments and costs already incurred by Altisource) negotiated between Ocwen and Altisource, and each of Ocwen and Altisource will sign such document simultaneously with the signing of this Binding Term Sheet. For the avoidance of doubt, these payments and costs will not be subject to the Cap (as defined herein).

3)
Ocwen’s current access rights to the REALServicing Technology and Altisource’s obligations to provide the same pursuant to the TPSAs and Servicing SOW will cease as of the earlier of (1) midnight U.S. Eastern time on [***] or (2) the date on which Ocwen has de-boarded all loans from the REALServicing Technology (the “REALServicing Termination Date”). Altisource will reasonably cooperate with Ocwen in moving loans off of the REALServicing Technology. Beginning on the REALServicing Termination Date and thereafter, Ocwen will be permitted only to access the data stored within REALServicing as provided herein and will not be permitted to add, delete, modify or otherwise change data contained therein; however Ocwen will be permitted to query, view, read, and extract REALServicing system data, reporting and tools (to the extent consistent with access rights in effect as of the date of this Binding Term Sheet and without manipulating or changing any data) (the “REALServicing Limited Access”). Notwithstanding the foregoing, Ocwen may, upon written advance notice, extend the REALServicing Termination Date. The notice must specify the duration of the extension. Ocwen will use reasonable efforts to provide thirty (30) days advance written notice, but Ocwen will provide at least fifteen (15) days advance written notice.

a)
Following the REALServicing Termination Date (to the extent not already commenced), Altisource will use commercially reasonable, diligent efforts to deliver to Ocwen the REALServicing Data, as defined in Exhibit 2 within [***] of the REALServicing Termination Date. The date on which such REALServicing Data is delivered to Ocwen will be the “REALServicing Delivery Date.”

b)
Altisource will maintain the REALServicing Limited Access for [***] following the REALServicing Delivery Date (the “REALServicing Initial Access Period”). During the REALServicing Initial Access Period, Ocwen will use reasonable efforts to evaluate the REALServicing Data to determine whether there is Incomplete REALServicing Data and Ocwen will promptly notify Altisource in writing of Incomplete REALServicing Data, with sufficient specificity for Altisource to validate the existence of Incomplete REALServicing Data, upon discovery.

c)
The REALServicing Initial Access Period may be extended beyond the [***] REALServicing Initial Access Period if, prior to the end of the REALServicing Initial Access Period, Ocwen notifies Altisource in writing of any remaining material unremediated Incomplete REALServicing Data with sufficient specificity for Altisource to validate the existence of Incomplete REALServicing Data. If Altisource is able to validate the existence of Incomplete REALServicing Data, Altisource will use commercially reasonable efforts to correct such Incomplete REALServicing Data (with reasonable cooperation from Ocwen in identifying, validating and correcting such Incomplete REALServicing Data) and deliver corrected REALServicing Data to Ocwen. Following such delivery (and within [***] if possible), Ocwen will reevaluate whether Altisource has remediated the Incomplete REALServicing Data and either accept the data or notify Altisource in writing of any unremediated issues. Once Altisource has remediated the Incomplete REALServicing Data, the REALServicing Initial Access Period will end on the day that is [***] following Altisource’s delivery of corrected REALServicing Data to Ocwen. Notwithstanding the foregoing, if the REALServicing Initial Access Period is extended beyond [***], the REALServicing End Date (as defined below) will be extended by a period of time equal to the number of days between [***] and the last day of the REALServicing Initial Access Period. Notwithstanding the foregoing, to the extent that it is determined that any Incomplete REALServicing Data is permanently destroyed, lost or otherwise not recoverable, or that continued provision of the REALServicing Limited Access would otherwise not provide Ocwen with access to such Incomplete REALServicing Data (“Unresolved REALServicing Data”), then (i) continued unavailability of such Incomplete REALServicing Data will not cause any further extensions to the REALServicing Initial Access Period, and (ii) the parties may seek to resolve any dispute regarding such Unresolved REALServicing Data under the terms of the TPSAs.

d)
Ocwen may extend the period of REALServicing Limited Access for additional periods of time upon written notice provided to Altisource. Ocwen will use reasonable efforts to provide such notice at least fifteen (15) days prior to expiration of the REALServicing Limited Access period, but in no event will such notice be less than seven (7) days prior to such expiration, and will specify the length of the extension (each being a “REALServicing Additional Access Period”); provided that unless otherwise agreed upon by the parties no REALServicing Additional Access Period may continue beyond [***] (except to the extent that the REALServicing Termination Date has been extended pursuant to A.3.) (the “REALServicing End Date”). Notwithstanding the foregoing, if the REALServicing Delivery Date occurs after [***], the REALServicing End Date will be extended by a period of time equal to the number of days between [***] and the last day of the REALServicing Initial Access Period. Ocwen will pay to Altisource the Costs (excluding any data center costs) incurred (on an uncapped basis) during all REALServicing Additional Access Periods.

e)	Following the REALServicing Termination Date, Ocwen will pay to Altisource a monthly access fee (in addition to applicable Costs, if any, and prorated for partial months) as set forth below:

i)	Prior to the REALServicing Delivery Date a fee in the amount of [***] per month for up to [***];

ii)	During the REALServicing Initial Access Period, a fee in the amount of [***] per month for [***]; and

iii)	During REALServicing Additional Access Periods (if any), a fee in the amount of [***] per month.

f)
Following expiration of the REALServicing Initial Access Period (or, if applicable, the last REALServicing Additional Access Period), Altisource will have no responsibility to provide Ocwen with access to REALServicing Technology or any data or to maintain the same on Ocwen’s behalf.

g)	If the REALServicing Termination Date is extended by Ocwen beyond [***], the following fees will apply:

i)
REALServicing Termination Date between [***] and [***]: the per month per loan fee for all periods through [***] will be the greater of (a) [***] and (b) the per month per loan fee pursuant to the Servicing SOW (nothing herein will limit any other amounts due and payable under the terms of the Servicing SOW);

ii)
REALServicing Termination Date on or after [***]: the per month per loan fee for all periods before [***] will be the same as that set forth in A.3.g(i) above and the per month per loan fee for all periods after [***] will be the greater of (a) [***] and (b) the per month per loan fee pursuant to the Servicing SOW (nothing herein will limit any other amounts due and payable under the terms of the Servicing SOW);

iii)
Notwithstanding anything in paragraph A.3.e. above, the monthly access fee for [***] and [***] will be [***]. However, under this section A.3.g(iii), to the extent the REALServicing Initial Access Period is longer than [***], the monthly fee for the portion of the REALServicing Initial Access Period that exceeds sixty [***] will be [***] per month; and

iv)
Notwithstanding anything in paragraph A.3.e. above, the monthly access fee for [***] and all subsequent months through the REALServicing End Date will be [***]. However, under this section A.3.g(iv), to the extent the REALServicing Initial Access Period is longer than [***], the monthly fee for the portion of the REALServicing Initial Access Period that exceeds [***] will be [***] per month.

4)
Ocwen will cooperate, and use commercially reasonable efforts to cause third party technology providers (including, but not limited to, the provider of Ocwen’s servicing platform that replaces REALServicing Technology) to cooperate, with Altisource’s interconnection efforts to the technology of such providers.

5)
Ocwen will pay all undisputed amounts due to Altisource as of the REALServicing Termination Date within thirty (30) days of receipt of invoice. The parties will work together in good faith to resolve any disputed amounts for the first sixty (60) days following the REALServicing Termination Date. After such sixty (60) day period, upon request by either party, the parties will promptly submit to binding mediation to resolve any amounts that remain disputed; upon request by either party, binding mediation will also be applied to any disputes involving amounts invoiced after the REALServicing Termination Date which are not resolved within sixty (60) days of the invoice date. Mediator fees will be borne equally by the parties.

Section B. REALDoc Technology

1)
Ocwen will pay all Costs incurred by Altisource in connection with or related to the REALDoc Technology transition and/or for any continued access to REALDoc Technology following the transition as specified in Section B.2 below. Altisource will use commercially reasonable efforts to minimize such Costs.

a)
Ocwen will pay Altisource for all Costs incurred through the REALDoc Initial Access Period (as defined below), subject to the Cap set forth in Section A.2.a. Prior to the end of the REALDoc Initial Access Period, Ocwen will notify Altisource in writing if it believes there has been any material REALDoc Data not delivered by Altisource or any material error in the REALDoc Data delivered to Ocwen (“Incomplete REALDoc Data”). Altisource will remediate such Incomplete REALDoc Data (to the extent necessary), and, Ocwen will pay Altisource for all Costs associated with providing the Incomplete REALDoc Data subject to the Cap (irrespective of when these Costs are incurred by Altisource). Notwithstanding the immediately prior three sentences, the following will not be counted for purposes of determining payments subject to the Cap: (i) the fees payable through the REALDoc Termination Date under the Imaging SOW (defined below) and which will not constitute Costs; and (ii) Costs that are Out-of-Scope Costs. Altisource will not be obligated to provide services as part of the transition off of REALDoc other than all the in-scope transition services identified in the attached Exhibit 2, and Ocwen will not be obligated to pay for Out-of-Scope Costs unless mutually agreed upon by the parties.

b)
Altisource will invoice the Costs on a monthly basis, and Ocwen will pay the Costs reflected on such invoice within thirty (30) days following receipt of such invoice. Upon request, Altisource will provide reasonable supporting documentation for the Costs set forth in an invoice.

2)
Ocwen’s current access rights to the REALDoc technology (including REALDoc Capture, REALDoc Correspondence and REALDoc Vault as those terms are defined in that certain Statement of Work - Imaging, Document Management, and Correspondence Systems dated February 17, 2017 (the “Imaging SOW”)) and Altisource’s obligations to provide the same pursuant to the TPSAs and Imaging SOW will cease as of the earlier of (1) midnight U.S. Eastern time on [***] or (2) the date on which Ocwen has de-boarded all loans from the REALServicing Technology (the “REALDoc Termination Date”). Beginning on the REALDoc Termination Date and thereafter, Ocwen will be permitted only to access the data stored within REALDoc as provided herein and will not be permitted to add, delete, modify or otherwise change data contained therein, however Ocwen will be permitted to query, view, read, and extract REALDoc system data, reporting and tools (to the extent consistent with access rights in effect as of the date of this Binding Term Sheet and without manipulating or changing any data) (the “REALDoc Limited Access”). Notwithstanding the foregoing, Ocwen may, upon written advance notice, extend the REALDoc Termination Date. The notice must specify the duration of the extension. Ocwen will use reasonable efforts to provide thirty (30) days advance written notice, but Ocwen will provide at least fifteen (15) days advance written notice.

a)
Following the REALDoc Termination Date (to the extent not already commenced), Altisource will use commercially reasonable, diligent efforts to deliver to Ocwen the REALDoc Data (as defined in Exhibit 2) within [***] to the extent stored in REALDoc Vault as of the REALDoc Termination Date. The date on which Altisource notifies Ocwen that such REALDoc Data has been delivered to Ocwen will be the “REALDoc Delivery Date.” Additionally, without limiting the foregoing, Altisource will use commercially reasonable efforts to provide [***], in each case after considering any Accessible Provided Data (as defined in Exhibit 2) (the “Interim Vault Image Milestones”) according to the process in Exhibit 2. Notwithstanding the foregoing, each of the Interim Vault Image Milestones is contingent in all respects on Ocwen ensuring that Altisource has at least five (5) Snowball (as defined in Exhibit 2) devices in Altisource’s designated data center at all times beginning on March 8, 2019, with such Snowball devices being procured by Ocwen. For each day that the foregoing sentence is not satisfied, the Interim Vault Image Milestones are each extended by one (1) day.

b)
Altisource will maintain the REALDoc Limited Access for [***] following the REALDoc Delivery Date (the “REALDoc Initial Access Period”). During the REALDoc Initial Access Period, Ocwen will use reasonable efforts to evaluate the REALDoc Data to determine whether there is Incomplete REALDoc Data and Ocwen will promptly notify Altisource in writing of Incomplete REALDoc Data, with sufficient specificity for Altisource to validate the existence of Incomplete REALDoc Data, upon discovery.

c)
The REALDoc Initial Access Period may be extended beyond the [***] REALDoc Initial Access Period if, prior to the end of the REALDoc Initial Access Period, Ocwen notifies Altisource in writing of any remaining material unremediated Incomplete REALDoc Data with sufficient specificity for Altisource to validate the existence of Incomplete REALDoc Data. If Altisource is able to validate the existence of Incomplete REALDoc Data, Altisource will use commercially reasonable efforts to correct such Incomplete REALDoc Data (with reasonable cooperation from Ocwen in identifying, validating and correcting such Incomplete REALDoc Data) and deliver corrected REALDoc Data to Ocwen. Following such delivery (and within [***] if possible), Ocwen will reevaluate whether Altisource has remediated the Incomplete REALDoc Data and either accept the data or notify Altisource in writing of any unremediated issues. Once Altisource has remediated the Incomplete REALDoc Data, the REALDoc Initial Access Period will end on the day that is [***] following Altisource’s delivery of corrected REALDoc Data to Ocwen. Notwithstanding the foregoing, if the REALDoc Initial Access Period is extended beyond [***], the REALDoc End Date will be extended by a period of time equal to the number of days between [***] and the last day of the REALDoc Initial Access Period. Notwithstanding the foregoing, to the extent that it is determined that any Incomplete REALDoc Data is permanently destroyed, lost or otherwise not recoverable, or that continued provision of the REALDoc Limited Access would otherwise not provide Ocwen with access to such Incomplete REALDoc Data (“Unresolved REALDoc Data”), then (i) continued unavailability of such Incomplete REALDoc Data will not cause any further extensions to the REALDoc Initial Access Period, and (ii) the parties may seek to resolve any dispute regarding such Unresolved REALDoc Data under the terms of the TPSAs.

d)
Ocwen may extend the period of REALDoc Limited Access for additional periods of time upon written notice provided to Altisource. Ocwen will use reasonable efforts to provide such notice at least fifteen (15) days prior to expiration of the REALDoc Limited Access period, but in no event will such notice be less than seven (7) days prior to such expiration, and will specify the length of the extension (each being a “REALDoc Additional Access Period”); provided that unless otherwise agreed upon by the parties no REALDoc Additional Access Period may continue beyond [***] (except to the extent that the REALDoc Termination Date has been extended pursuant to B.2.) (the “REALDoc End Date”). Notwithstanding the foregoing, if the REALDoc Delivery Date occurs after [***], the REALDoc End Date will be extended by a period of time equal to the number of days between [***] and the last day of the REALDoc Initial Access Period. Ocwen will pay to Altisource the Costs (excluding any data center costs) incurred (on an uncapped basis) during all REALDoc Additional Access Periods.

e)	Following the REALDoc Termination Date, Ocwen will pay to Altisource a monthly access fee (in addition to applicable Costs, if any, and prorated for partial months) as set forth below:

i)	Prior to the REALDoc Delivery Date a fee in the amount of [***] per month for up to [***];

ii)	During the REALDoc Initial Access Period, a fee in the amount of [***] per month for [***]; and

iii)
During REALDoc Additional Access Periods (if any), a fee in the amount of [***] per month; provided, however, that for each day that Altisource is not compliant with the Interim Vault Image Milestones, such fee will be reduced to [***] per month.

f)
Following expiration of the REALDoc Initial Access Period (or, if applicable, the last REALDoc Additional Access Period), Altisource will have no responsibility to provide Ocwen with access to REALDoc Technology or any data or to maintain the same on Ocwen’s behalf.

1)
Ocwen will pay all undisputed amounts due to Altisource as of the REALDoc Termination Date within thirty (30) days of receipt of invoice. The parties will work together in good faith to resolve any disputed amounts for the first sixty (60) days following the REALDoc Termination Date. After such sixty (60) day period, upon request by either party, the parties will promptly submit to binding mediation to resolve any amounts that remain disputed; upon request by either party, binding mediation will also be applied to any disputes involving amounts invoiced after the REALDoc Termination Date which are not resolved within sixty (60) days of the invoice date. Mediator fees will be borne equally by the parties.

Section C. Altisource as Ocwen’s Strategic Service Provider

1)
After the transition events in Section C.13 have occurred, Altisource will become the Strategic Provider (as defined below) of Standard Services (as defined below) on any and all portfolios, mortgage servicing rights, economic rights in mortgage servicing rights and similar or associated rights (collectively, “Portfolios”) for which Ocwen[1] is a Servicer. For purposes of this Section C, “Servicer” means mortgage servicer, subservicer or other party performing tasks typically associated with mortgage servicers or subservicers.

2)
As used herein, “Strategic Provider” means that, with respect to referrals for which Ocwen has the right to select the services provider[2], Altisource will be the provider of each Standard Service for the Portfolios, and with the number of referrals, as described in Section C.6.

3)	Referrals relate to all service descriptions referenced in Exhibit 4 (the “Standard Services”). The services within Standard Services constitute the “Services”, or individually, a “Service.”

[1]	Including, without limitation, PHH Mortgage Corporation (together with its affiliates, “PHH”).

[2]
As used in this Binding Term Sheet, the right to select the Services provider means that Ocwen has the right to control the selection of the Services provider, or a party other than Ocwen has the right to control the selection of the Services provider but has not exercised such right.

4)	The following terms are used for identifying the specific Portfolios referenced in this Binding Term Sheet, including in order to determine the number of referrals.

a)
“HR Portfolio(s)” means the Portfolios Ocwen acquired, directly or indirectly, through its acquisitions of loan servicing under agreements (I) acquired by Ocwen from the Homeward Residential, Inc. acquisition or (II) assigned to and assumed by Ocwen pursuant to the ResCap Sale Order[3] (which, for the avoidance of doubt, collectively include all Portfolios that Ocwen acquired, directly or indirectly, through its acquisitions of the equity, assets and/or other business rights of Homeward Residential, Inc. (and any affiliates thereof) and Residential Capital, LLC (and any affiliates thereof)).

b)	“HRN Portfolio(s)” means the HR Portfolios and the Ocwen-NRZ Portfolios.

c)
“Ocwen-NRZ Portfolio(s)” means Portfolios for which any rights thereto or interests therein were acquired from Ocwen, excluding PHH, by New Residential Investment Corp or any affiliates or predecessors in interest thereof (collectively, “NRZ”) prior to the date of this Binding Term Sheet.

d)	“Other Portfolio(s)” means Portfolios in which Ocwen has an interest or for which Ocwen is a Servicer, including the PHH Portfolios but excluding the HRN Portfolios and any Pending Portfolios.

e)
“PHH Portfolio(s)” means Portfolios in which PHH has an interest or for which PHH is a Servicer, but excluding any Portfolios in which Ocwen[4] has an interest or for which Ocwen is a Servicer; provided however that any such Portfolios in which PHH acquired such interest or for which PHH became such a Servicer due to a merger of an Ocwen entity into PHH occurring on or before [***] will not be a PHH Portfolio.

5)	The number of referrals will be calculated on a Standard Service-by-Standard Service basis.

6)
For each Standard Service, the number of referrals from HRN Portfolios and Other Portfolios where Ocwen has the right to select the Services provider for which Altisource will be the provider on a monthly basis will be equal to or greater than the amount determined by the following calculations:

a)	the total number of referrals from the HRN Portfolio for such Standard Service where Ocwen has the right to select the Services provider; plus

b)	ninety percent (90%) of the referrals from the Other Portfolios for such Standard Service where Ocwen has the right to select the Services provider, plus

[3]
“ResCap Sale Order” means the order entered by the United States Bankruptcy Court for the Southern District of New York on November 21, 2012 in re Residential Capital, LLC, et al (Case No 12-12020)(ECF Doc #2246).

[4]	For purposes of this definition, “Ocwen” includes any of its affiliates other than PHH.

c)	the lesser of

i)
the total number of referrals from the HRN Portfolio and the Other Portfolios for such Standard Service, made to a non-Altisource services provider, where Ocwen does not have the right to select the Services provider, and

ii)	ten percent (10%) of the referrals from the Other Portfolios for such Standard Service where Ocwen has the right to select the Services provider.

7)
Notwithstanding the foregoing, with respect to referrals for which Ocwen has the right to select the Services provider, the actual referrals for which Altisource will be the provider on a monthly basis will include all referrals of Standard Services for the HR Portfolios. Until such time as the transition events in Section C.13. have occurred, Ocwen will continue to use Altisource as the service provider for the Standard Services. Referrals of Standard Services to Altisource will be done in a manner that allocates incoming referrals at random and is intended to (and is reasonably designed to) yield a representative sample of referrals across each Service and all applicable Portfolios in a manner that does not prejudice Altisource in any way.

8)
For all Portfolios acquired by Ocwen after the date of this Binding Term Sheet, Ocwen will use commercially reasonable efforts to cause Altisource to be designated as the provider of Standard Services for such Portfolio in accordance with the provisions of Section C.1.

9)
Ocwen will not be required to use Altisource as Service provider on a given Portfolio until such Portfolio is boarded onto Ocwen’s loan servicing platform (during such status, the Portfolio is a “Pending Portfolio”) and such Portfolios will be excluded for purposes of calculating the referrals referenced in Section C.6. For avoidance of doubt, if Ocwen acquires one or more entities or businesses that own Portfolios, Ocwen will use commercially reasonable efforts to provide referrals on such Portfolios in compliance with Section C.1 of this Binding Term Sheet promptly thereafter.

10)
To the extent the actual referrals to Altisource in a given calendar month for a given Standard Service from Portfolios identified in Section C.6 are less than required by Section C.6. (each a “Monthly Deficit”, and collectively, the “Monthly Deficits”), Ocwen will cause the referrals of such Standard Service to Altisource to be increased in each following month until such Monthly Deficit and any prior outstanding Monthly Deficits are satisfied. To the extent Ocwen is unable to remedy a Monthly Deficit in such immediately subsequent calendar month, Ocwen will use its commercial best efforts to increase the number of referrals for such Standard Service until such time as no cumulative Monthly Deficits remain for such Standard Service in as short a time as possible.

11)
For the avoidance of doubt, Ocwen’s sale of Portfolios to third parties will not be limited by this Binding Term Sheet in any way. If Ocwen transfers a Portfolio to a third party in a transaction in which Ocwen will remain as a Servicer following the transaction (including, for the avoidance of doubt, as a sub-servicer), to the extent Altisource is performing in compliance with the Services Agreements with respect to a given Standard Service, Ocwen will use commercially reasonable efforts to recommend that Altisource is designated as the provider for such Portfolio for such Standard Service and will ensure that any non-Altisource provider selected for such Portfolio will be subject to the same vendor oversight policies and at least as stringent performance standards as Altisource.

12)
Within [***] following the end of each calendar month, Ocwen will accurately calculate and report to Altisource, the Monthly Deficit calculation with respect to each Standard Service. The form of the reporting will be reasonably agreed upon by the parties.[5] As reasonably requested by Altisource (to the extent that such requests would not pose an unreasonable and undue hardship on Ocwen), Ocwen will provide to Altisource written reports to enable it to budget and forecast resources needed to provide the Services.

13)
In accordance with the provisions set forth in Section C.1 above, Ocwen will begin using Altisource as the provider of Standard Services for the PHH Portfolios by [***]. Notwithstanding the prior sentence, Ocwen will use commercially reasonable efforts to refer all new Standard Services for REO Sales and Management Services as set forth in the 24th Amendment to the Services Letter under the Services Agreements to Altisource beginning on or before March 1, 2019. Ocwen’s obligations set forth in this Section shall be subject to Ocwen’s ability to terminate the current service providers for the PHH Portfolios in accordance with the provisions set forth the agreements with such service providers.

For the avoidance of doubt, Section 8 of the Services Agreements pertaining to Altisource’s “Right of First Opportunity,” will remain in effect.
Section D. Additional Modifications to Applicable Services Agreements

1)
Assignments: Ocwen will promptly review and act reasonably to approve requests by Altisource to assign any contracts between the parties (in whole or in part) to (a) Altisource affiliates and (b) one or more third parties in connection with one or more transactions involving (whether by merger, acquisition of equity, acquisition of assets and/or other similar transactions) one or more lines of business, provided that the assignee is able to satisfy the reasonable and applicable vendor qualifications as generally applied by Ocwen without discrimination. In the event a Detailed Agreement has not been executed at the time of the assignment, the assigned contract will be timely amended to include the relevant terms of this Binding Term Sheet. Except as provided in the immediately preceding sentence, such assignments cannot be conditioned upon modifications or amendments to such contract (or related documents), and Ocwen will reasonably and promptly cooperate in the execution of documents necessary to effectuate such assignments or acquisitions. With respect to mortgage charge-off collection Services, this Section D.1 will be further subject to Section D.3 below.

2)	Performance standards.

a)	Except to the extent otherwise agreed by the parties in the Detailed Agreement or in a subsequent definitive agreement between the parties:

i)	[***]

ii)	[***]

iii)	[***]

[5]
Certain classifications may be confidential and, as such, Ocwen may not be allowed to disclose the same to Altisource. Notwithstanding the foregoing, information will be subject to verification by an independent third party auditor engaged by Altisource who may review such information on a confidential, “auditors’ eyes only basis.”

b)	[***]

c)
The Initial Performance Standards and any performance standards in the Detailed Agreement will be subject to periodic revision, as reasonably agreed by the parties in light of investor, GSE, regulatory, and servicing agreement requirements, changing characteristics of properties within the Portfolios, the macroeconomic environment, and industry practices.

d)
Commencing with the first calendar month following execution of this Binding Term Sheet, the following termination rights will override the termination rights pertaining to Performance Standards and Critical Performance Standards within the Services Agreements. To the extent Altisource fails any Initial Performance Standard that is (a) a Critical Performance Standard for a period of [***], and Altisource continues to fail such Initial Performance Standard for [***], or (b) a Performance Standard for a period of [***], and Altisource continues to fail such Initial Performance Standard for [***], then Ocwen will be permitted to terminate Altisource as a provider for only such applicable Service(s) [***]. Notwithstanding the foregoing, to the extent Altisource fails any performance standard in any month due to any actions or inactions by Ocwen, or any breach of any of Ocwen’s obligations, such performance standard will be deemed not to have failed in such month. For each Service, Altisource will have [***] to cure each corresponding Critical Performance Standard or Performance Standard failure in any [***] period; provided however, Ocwen will reasonably consider agreeing, on a case-by-case basis, to waive repeat failure(s) of any performance standard which in Ocwen’s management opinion is [***].

3)	Specifically, with respect to mortgage charge-off collection services:

(a)
Upon execution of this Binding Term Sheet, the parties will have agreed upon the terms set forth in the NCI Services Agreement with respect to the contemplated sale of the mortgage charge-off collection services to an unrelated third party attached hereto as Exhibit 6, and Ocwen agrees to sign such NCI Services Agreement promptly following Altisource’s request.

(b)
Notwithstanding anything to the contrary in Section D.1, to the extent Altisource desires to consummate such a sale or substantially similar transaction with another unrelated third party (an “Other Transaction”), Ocwen will comply with the requirements of Section D.1. Provided that such other unrelated third party is able to satisfy the reasonable and applicable vendor qualifications as generally applied by Ocwen without discrimination referenced in Section D.1. Ocwen agrees to sign an agreement substantially similar to such NCI Services Agreement to facilitate such Other Transaction promptly following Altisource’s request.

(c)
Notwithstanding the foregoing, Sections 2 and 5 of such NCI Services Agreement will be deemed effective upon execution of this Binding Term Sheet regardless of whether such NCI Services Agreement has been executed. Upon execution of the NCI Services Agreement, the NCI Services Agreement will govern the mortgage charge-off collections Services and this Binding Term Sheet will not apply to such Services. Until such time that the NCI Services Agreement is executed, the terms of this Binding Term Sheet will apply to the mortgage charge-off collections Services. Notwithstanding the foregoing, and for the avoidance of doubt, Section 2 of such NCI Services Agreement will control with respect to any conflict with the terms of Section C of this Binding Term Sheet, and the provisions of Section C.1-C.12 of this Binding Term Sheet will not impact Ocwen’s obligations or Altisource’s rights as to the mortgage charge-off collection services identified on Exhibit 4.

4) Additional changes to the Services Agreements

a)
Section 14 of the Services Agreements is deleted in its entirety and replaced with the attached Exhibit 5, but solely with respect to claims arising from referrals received by Altisource on or after the effective date of this Binding Term Sheet. Notwithstanding the foregoing, nothing in this Binding Term Sheet, including the amendment herein to Section 14 of the Services Agreement, shall be deemed to impact, amend or otherwise modify Section 5.7 of the 16th and 17th Amendments to the Services Letters to the Services Agreements.

b)
Ocwen will conduct a benchmarking study of pricing and performance standards prior to Altisource providing any services to the NY PHH Portfolio (as defined below) contemplated herein, which services will be charged to New York borrowers or to investors on New York property, as required by the Conditional Approval dated September 27, 2018 issued by the New York Department of Financial Services to Ocwen.  Ocwen will use commercially reasonable efforts to initiate such benchmarking study promptly and to complete such study prior to [***].  As used herein, “NY PHH Portfolio” means loans and REO related to New York borrowers or investors on New York properties in those Portfolios serviced by PHH prior to February 1, 2019.

We very much appreciate the constructive dialogue and resolution of the open items set forth in the Binding Term Sheet.

Best regards,

William B. Shepro

Accepted and agreed to by Ocwen Financial Corporation and Ocwen Mortgage Servicing, Inc.

Ocwen Financial Corporation

By: _____________________________________
Name:
Title:

Ocwen Mortgage Servicing, Inc.

By: _____________________________________
Name:
Title:

The exhibits listed below have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit upon request.

Exhibit 1 - REALServicing Technology
Exhibit 2 - Technology Transition Services
Exhibit 2A - Ocwen Structured Data List
Exhibit 2B - Ocwen Shared Drives and Sharepoint Data
Exhibit 3 - [Reserved]
Exhibit 4 - List of Services
Exhibit 6 - Nationwide Credit, Inc. Services Agreement

Exhibit 5 to Binding Term Sheet

14.     Warranties; Limitation of Liability; Indemnity.

(a)    Other than the statements expressly made by the Providing Party in this Agreement or in any SOW on or after the date of the Binding Term Sheet, the Providing Party makes no representation or warranty, express or implied, with respect to the Services and, except as provided in Section 14(b) hereof, the Customer Party hereby waives, releases and renounces all other representations, warranties, obligations and liabilities of the Providing Party, and any other rights, claims and remedies of the Customer Party against the Providing Party, express or implied, arising by law or otherwise, with respect to any nonconformance, durability, error, omission or defect in any of the Services, including (i) any implied warranty of merchantability, fitness for a particular purpose or non- infringement, (ii) any implied warranty arising from course of performance, course of dealing or usage of trade and (iii) any obligation, liability, right, claim or remedy in tort, whether or not arising from the negligence of the Providing Party.

(b)    Indemnity from Providing Party to Customer Party. Providing Party shall indemnify, defend, and hold harmless Customer Party, its affiliated companies, and the officers, directors, agents, employees, authorized personnel, authorized users and assigns of each (individually, an “Ocwen Indemnitee”; collectively, the "Ocwen Indemnitees") from and against any and all losses, damages, claims, suits, judgments or expenses of any nature, including without limitation those arising pursuant to any obligation of an Ocwen Indemnitee to indemnify, defend or hold harmless a third party, whatsoever incurred or suffered directly or indirectly, including reasonable attorneys' fees and costs actually incurred (each, an "Ocwen Loss”) by the Ocwen Indemnitees, to the extent the Ocwen Loss arises directly or indirectly from or out of or relating to: (a) negligence, gross negligence or willful misconduct of Providing Party and/or its employees, vendors, subcontractors and/or agents (individually, an “Altisource Party”; together, the “Altisource Parties”) in the performance of the Services under this Agreement or any SOW; (b) any acts by any Altisource Party beyond the scope of its authority under this Agreement or any SOW; (c) any claims or actions whatsoever brought by a Providing Party employee, subcontractor or vendor (or an employee, subcontractor or vendor of any such Providing Party subcontractor or vendor) involved directly or indirectly in the provision of the Services under this Agreement or any SOW; (d) a breach of any Providing Party’s representations, warranties, or obligations under this Agreement or any SOW in connection with performance of the Services under this Agreement or any SOW; (e) a determination by any court, tribunal or agency that an employment relationship has or will be established by the performance of this Agreement or any SOW; (f) any violation of a law, rule, ordinance, guideline, or regulation, as amended from time to time (a “Legal Violation”), by an Altisource Party in the provision of the obligations of the Altisource Parties under this Agreement or any SOW (but specifically excluding any Legal Violation for which such Altisource Party was not permitted to take or was prevented from taking remediative action related thereto); or (g) in connection with performance of the Services in this Agreement or in any SOW, any infringement or violation of privacy right, or the copyright, trademark, patent, trade secret, or other intellectual property rights of a third party.

Without otherwise limiting the obligations of Providing Party pursuant to this Section 14(b), in the event that the use of any deliverable provided by Providing Party under this Agreement or any SOW is enjoined, Providing Party shall (1) procure for Customer Party, at no cost to Customer Party, the right to continue usage of the deliverable, (2) replace or modify the deliverable to make it non-infringing, at no cost to Customer Party, provided that the functionality of the deliverable remains essentially unchanged, or (3) if the right to continue usage cannot be procured for Customer Party or the deliverable cannot reasonably be modified to make it non-infringing, promptly provide Customer Party with a refund of all applicable fees and costs under this Agreement or any SOW attributable to such deliverable.

(c)     In no event shall: (i) the amount of damages or losses for which the Providing Party and the Customer Party may be liable under this Agreement exceed the fees due to the Providing Party for the most recent six (6) month period under the applicable Service or SOW(s); provided that if Services have been performed for less than six (6) months, then the damages or losses will be limited to the value of the actual Services performed during such period; or (ii) the aggregate amount of all such damages or losses for which the Providing Party may be liable under this Agreement exceed one million dollars ($1,000,000); provided that no such cap shall apply to liability for damages or losses arising from or relating to breaches of Section 12 (Confidentiality), Section 15(d) (Protection of Consumer Information), infringement of Intellectual Property, or fraud or criminal acts; provided further that the liability caps in this Section 14(c) will not apply to any Ocwen Loss that any Ocwen Indemnitee suffers, incurs or becomes subject to as a result of third party claims, or to any Altisource Loss that any Altisource Indemnitee suffers, incurs or becomes subject to as a result of third party claims. Except as provided in Section 14(b) hereof, none of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors, or other representatives shall be liable for any action taken or omitted to be taken by, or the negligence, gross negligence, or willful misconduct of, any third party.

(d) Notwithstanding anything to the contrary herein, neither Party nor any of their Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for damages or losses to the extent arising from the negligence, gross negligence or willful misconduct of the other Party or any of the other Party’s Affiliates.

(e)    Indemnity from Customer Party to Providing Party. Customer Party shall indemnify, defend, and hold harmless Providing Party, its affiliated companies, and the officers, directors, agents, employees, authorized personnel, authorized users and assigns of each (the "Altisource Indemnitees"; together, collectively, with the “Ocwen Indemnitees” as the “Indemnitees”, or individually, as an “Indemnitee”) from and against any and all losses, damages, claims, suits, judgments or expenses of any nature whatsoever incurred or suffered directly or indirectly, including reasonable attorneys' fees and costs actually incurred (each, an "Altisource Loss”; together, collectively, with the Ocwen Losses, as the “Losses”, or, individually, as a “Loss”), by the Altisource Indemnitees, to the extent the Altisource Loss arises directly or indirectly from or out of or relating to: (a) the negligence, gross negligence or willful misconduct of Customer Party and/or its employees, vendors, subcontractors and/or agents (individually, an “Ocwen Party”; together, the “Ocwen Parties”; provided that the “Ocwen Party” shall specifically exclude any Altisource Indemnitee or Altisource Party in the provision of any services to Customer Party) in connection with this Agreement or any SOW; or (b) any violation of a law, rule, ordinance, guideline or regulation by an Ocwen Party in connection with this Agreement or any SOW. For the avoidance of doubt and notwithstanding any other terms in this Section 14(e) to the contrary herein, Customer Party will defend Providing Party in relation to Providing Party’s provision of trustee Services (except to the extent such arises from Altisource’s negligence, willful misconduct or breach of this Agreement or any SOW).

(f)    Limitations. The foregoing indemnities shall not be limited by the insurance requirements set forth in this Agreement or in any SOW and shall extend to Losses relating to any event in time on or after the date of the Binding Term Sheet whenever they may arise, so long as, on and after the date of the Binding Term Sheet, notice is provided in accordance with the indemnification procedures described in Section 14(h) below.

(g)    Without limiting Section 14(b) hereof, no Party hereto or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall in any event have any obligation or liability to the other party hereto or any such other person whether arising in contract (including warranty), tort (including active, passive or imputed negligence) or otherwise for consequential, incidental, indirect, special or punitive damages, whether foreseeable or not, arising out of the performance of the Services or this Agreement, including any loss of revenue or profits, even if a Party hereto has been notified about the possibility of such damages; provided, however, that the provisions of this Section 14(g) shall not limit the indemnification obligations hereunder of either party hereto with respect to any liability that the other party hereto may have to any third party not affiliated with any member of the Providing Party’s Group or the Customer Party’s Group for any incidental, consequential, indirect, special or punitive damages.

(h)    Indemnification Procedure. Each Party agrees to give the other Party prompt written notice of any legal claim, demand, right or cause of action asserted for which the Party is seeking indemnification or defense pursuant to Sections 14(b) or 14(e) (a “Claim”); provided, however, any failure by a Party to provide such notice will not relieve the other Party of its indemnification obligations under this Agreement or any SOW except to the extent the other Party is prejudiced as a result of such failure. The indemnifying Party may thereafter assume control of the defense of such Claim, including but not limited to responsibility for retention, management and payment of outside counsel, provided that the indemnified Party shall have the right to participate in the defense or settlement of such Claim, or to retain counsel to defend the interests of the indemnified Party, at its own cost or expense, and further provided that the indemnifying Party may not settle such Claim or consent to any judgment with respect thereto without the written consent of the indemnified Party (which consent may not be unreasonably withheld or delayed). If the indemnifying Party does not assume control of the defense of such Claim, the indemnified Party may defend and/or settle the Claim in such manner as they deem appropriate, at the cost and expense of the indemnifying Party, including payment of any settlement, fine, assessment, judgment or award and the costs (including but not limited to legal fees) of defending or settling the Claim. Each Party shall fully cooperate with the investigation and defense of all matters which may result in a Loss.